RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

 P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. REPORTS
2009 FOURTH QUARTER AND YEAR-END RESULTS

Pennsauken, NJ - March 10, 2010 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the fourteen and fifty-three week periods ended January 2, 2010.

The Company announced revenues of $49.4 million for the fourteen week period ended January 2, 2010, down from $53.5 million for the thirteen week period ended December 27, 2008 (comparable prior year period).  Net income for the fourteen week period ended January 2, 2010 was $0.7 million, or $0.05 per diluted share, as compared to a net loss of $39.1 million, or $3.06 per diluted share, for the comparable prior year period.

The Company had operating income for the fourteen week period ended January 2, 2010 of $0.9 million, or $0.07 per diluted share, up from a net operating loss of $42.8 million, or $3.35 per diluted share, for the comparable prior year period.

The Company announced revenues of $189.4 million for the fifty-three week period ended January 2, 2010, down from $209.3 million for the fifty-two week period ended December 27, 2008 (the prior year).  Net income for the fifty-three week period ended January 2, 2010 was $6.9 million, or $0.54 per diluted share, as compared to a net loss of $39.8 million, or $3.15 per diluted share, for the prior year.

The Company had operating income for the fifty-three week period ended January 2, 2010 of $1.3 million, or $0.10 per diluted share, up from a net operating loss of $44.1 million, or $3.48 per diluted share, for the prior year.

The Company recorded legal settlement proceeds of $9.8 million, or $5.8 million net of income tax expense, for the fifty-three week period ended January 2, 2010.  The legal settlement resulted in an increase to earnings per diluted share of $0.45.  During the comparable prior year period, the Company recorded a $6.1 million bad debt charge, or $3.7 million net of income tax benefit, relating to a note receivable that the Company wrote off.  The loss resulted in a reduction of earnings of $0.29 per diluted share.

In the fourth quarter of 2008, the Company recorded a non-cash, before-tax charge of $43.3 million for impairment of goodwill and intangible assets.  This charge is reflected in the net and operating income for both the comparable prior year period and the full prior year.

Leon Kopyt, Chairman and CEO of RCM, commented: “Although 2009 was filled with formidable business challenges, we entered the new year with positive momentum.  We believe that certain factors, including an aging infrastructure, a new software upgrade cycle and a stabilizing economy, should drive demand for our Information Technology services.  Additionally, the current strength of our Engineering sales pipeline suggests continuing respectable performance in 2010.

We expect business activity within our Specialty Health Care group to remain steady, while our General Support Services group in southern California is likely to perform at levels that reflect softness in local market conditions.  Although many of our markets are still in recovery, we are hopeful that incrementally-sustainable improvement in our results is attainable.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  Forward looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors.  Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

Tables to Follow

RCM Technologies, Inc.
Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Fourteen Week Period Ended January 2, 2010	Thirteen Week Period Ended December 27, 2008
Revenues	$49,370	$53,536
Gross profit	12,474	13,272
Selling, general and administrative	11,142	12,212
Depreciation and amortization	409	528
Impairment of goodwill and intangible assets	-	43,315
Operating income (loss)	923	(42,783)
Other expense	(24)	(178)
Income (loss) before income taxes	899	(42,961)
Income tax expense (benefit)	212	(3,821)
Net income (loss)	$687	($39,140)

Basic and diluted earnings (loss) per common share	$0.05	($3.06)

	Fifty-Three Week Period Ended January 2, 2010	Fifty-Two Week Period Ended December 27, 2008
Revenues	$189,393	$209,277
Gross profit	46,835	53,975
Selling, general and administrative	43,885	46,568
Bad debt - note receivable	-	6,090
Depreciation and amortization	1,621	2,067
Impairment of goodwill and intangible assets	-	43,315
Operating income (loss)	1,329	(44,065)
Other income (expense), net of legal settlement	30	(298)
Income from legal settlement	9,750	-
Income (loss) before income taxes	11,109	(44,363)
Income tax expense (benefit)	4,187	(4,558)
Net income (loss)	$6,922	($39,805)

Basic and diluted earnings (loss) per common share	$0.54	($3.15)

RCM Technologies, Inc.
Summary Consolidated Balance Sheet Data
(In Thousands)

	January 2, 2010	December 27, 2008
Cash and equivalents	$10,942	$815
Accounts receivable, net	$46,353	$55,770
Total current assets	$60,677	$61,801
Goodwill and intangible assets	$8,724	$6,814
Total assets	$78,209	$78,841
Total current liabilities	$14,013	$23,490
Senior debt	$ -	$4,900
Total liabilities	$14,906	$23,490
Stockholders’ equity	$63,303	$55,351

RCM Technologies, Inc.
Cash Provided by (Used in) Operating Activities
 (Unaudited)
(In Thousands)

	Fourteen Week Period Ended January 2, 2010	Thirteen Week Period Ended December 27, 2008
Net income (loss)	$688	($39,140)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	414	520
Impairment of goodwill and intangible assets	-	43,315
Loss (gain) on disposal of assets	88	(7)
Stock based compensation expense	82	(45)
Provision for recovery from accounts receivable	(289)	(410)
Deferred income tax benefit	(824)	(4,211)
Changes in operating assets and liabilities
Accounts receivable	(878)	7
Prepaid expenses and other current assets	657	(706)
Accounts payable and accrued expenses	1,176	1,718
Accrued payroll and related costs	(1,347)	1,287
Income taxes payable	(32)	836

Cash (used in) provided by operating activities	($265)	$3,164

	Fifty-Three Week Period Ended January 2, 2010	Fifty-Two Week Period Ended December 27, 2008
Net income (loss)	$6,922	($39,805)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,625	2,056
Impairment of goodwill and intangible assets	-	43,315
Loss (gain) on disposal of assets	88	(7)
Stock based compensation expense	181	100
Provision for losses on (recovery from) accounts receivable	115	(641)
Provision for loss on note receivable	-	6,090
Deferred income tax expense (benefit)	2,047	(5,869)
Changes in operating assets and liabilities
Accounts receivable	10,173	(10,275)
Prepaid expenses and other current assets	643	(1,582)
Accounts payable and accrued expenses	(1,142)	906
Accrued payroll and related costs	(3,386)	1,368
Income taxes payable	(875)	(463)

Cash provided by (used in) operating activities	$16,391	($4,807)

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